Exhibit 99.1

Lennox International reports income from continuing operations of $7 million for first quarter and $36 million for second quarter, before goodwill impairment charge

     (DALLAS, TX — August 18, 2004) — Lennox International Inc. (NYSE:LII) today announced its unaudited results for the first and second quarters of 2004.

     In the first quarter revenue from continuing operations was $664 million. The company reported a first quarter net loss of $195 million, or $3.27 per share, reflecting a $208 million pre-tax, or $185 million after-tax, goodwill impairment charge related to Service Experts, and a $20 million pre-tax charge, or $16 million after-tax, related to the disposal of Service Experts’ discontinued operations. First quarter income from continuing operations before goodwill impairment was $7 million, or $0.11 per share.

     In the second quarter, LII reported revenue of $805 million and income from continuing operations of $36 million, or $0.58 per share. Discontinued operations negatively impacted earnings by $4 million pre-tax, or $2 million after-tax, resulting in second quarter earnings per share of $0.54.

     LII continues to lower its debt, with total debt at the end of the second quarter $73 million lower than the year-ago level. Total debt as of March 31, 2004 was $365 million and was reduced to $317 million as of June 30, 2004.

Business outlook

     “We had a solid start to 2004, with revenue accelerating in the first half of the year, our manufacturing facilities operating efficiently, and performance improving at our international operations,” said Bob Schjerven, chief executive officer. “As we look ahead, we expect North American commercial market demand and our offshore operating performance will continue to improve at a moderate pace for the rest of the year, but based on weather patterns already experienced in the third quarter, our expectations for the residential market are considerably more conservative.

     “Balancing our strong first half performance with this somewhat mixed outlook for demand, the projected impact of higher material costs in the second half of the year, and higher corporate expenses, including Sarbanes-Oxley compliance costs, we expect a full-year loss per share on continuing operations of $1.53 to $1.63, including the goodwill impairment charge taken in the first quarter. Excluding this charge, we anticipate full-year earnings per share from continuing operations, will be at the lower end of the $1.38 to $1.48 range previously provided.”

     The company also expects continued strength in cash flow generation, with cash flow from continuing operations less capital expenditures exceeding $75 million.

Business segment highlights

     Heating & Cooling: LII’s Heating & Cooling business had revenue of $433 million in the first quarter and $552 million in the second quarter. Segment profit was $34 million or 7.8% of sales in the first quarter, and $72 million, or 13.0% of sales in the second quarter. Higher volumes and improved efficiency in manufacturing operations offset increases in raw material costs.

     Residential Heating & Cooling benefited from strong market demand with sales of $324 million and $401 million in the first and second quarters, respectively. Segment profit was $33 million in the first quarter, equating to a 10.1% margin. In second quarter, segment profit of $55 million translated to a margin of 13.8%.

     Commercial Heating & Cooling continued its strong performance with revenues of $109 million and $151 million for the first and second quarters, respectively. Segment profit was $1 million in the first quarter and $17 million in the second quarter, resulting in segment profit margins of 1.3% and 11.1%, respectively.

     Service Experts: Revenue from the 130 dealer service centers that comprise LII’s continuing Service Experts business segment was $139 million in the first quarter and $168 million in the second quarter. The segment had an operating loss of $8 million or 5.5% of sales in the first quarter, but in the second quarter moved to a segment profit of $6 million, or 3.3% of sales. Implementation costs for the STARS IT system in Canada, which is on schedule to be completed by the end of this year, and higher marketing expenses put downward pressure on margins. In addition, Service Experts continues its transition to the appropriate overhead cost structure for the size of the continuing business. The company has moved aggressively on the previously announced Service Experts turnaround plan. As of this date, 18 of the 47 centers identified for divestiture have been sold and, as planned, the company continues to project that the remaining centers will be divested by the end of 2004.

     Refrigeration: Improved market conditions and the positive impact from fluctuations in exchange rates contributed to revenues of $109 million in the first quarter and $108 million in second quarter, with solid top-line performance in all regions. Segment profit was $10 million for both the first and second quarters, with operating margins of 9.0% and 9.4%, respectively.

     LII currently believes the 2004 financial information presented in this press release will not be affected by adjustments to financial information for prior years; however, the company can give no assurance that it will not be adjusted when the review process by LII’s external auditors is completed. LII announced on July 8, 2004 an anticipated downward adjustment of $7 million to cumulative earnings for the years 1999 through 2003 as a result of an independent investigation conducted by the audit committee of the company’s board of directors into the accounting practices at its Service Experts operations in Canada. While the investigation has been completed and no further adjustments are expected as a result of the inquiry, additional prior year adjustments to LII’s ongoing operations are possible. LII continues to work with its auditors to determine the appropriate treatment for the adjustments, and will file its 10-K for 2003, and subsequently its 10-Qs for first and second quarters 2004, as soon as practical. While the company expects that income from continuing operations, before the goodwill impairment charge, for both the first and second quarters of 2004 represents an improvement over the prior year periods, specific year-over-year comparisons will not be made until the 10-K for 2003 is filed.

     A conference call to discuss the company’s first and second quarter results will be held on Thursday, August 19 at 9:30 a.m. (CDT). To listen, please call the conference call line at 612-332-0345 ten minutes prior to the scheduled start time and use reservation number 742138. The number of connections for this call is limited to 200. This conference call will also be webcast on Lennox International’s web site at http://www.lennoxinternational.com.

     If you are unable to participate in this conference call, a replay will be available from 3:00 p.m. August 19 through August 26 by dialing 800-475-6701, access code 742138. This call will also be archived on the company’s web site.

     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including the final adjustments to prior years’ financial statements, are subject to numerous risks and uncertainties, including the impact of higher raw material prices and the impact of unfavorable weather on the demand for the company’s products and services, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see Lennox International’s publicly available filings with the Securities and Exchange Commission. Lennox International disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31 and June 30, 2004 and the Six Months Ended June 30, 2004
(In millions, except per share data)

	For the	For the	For the
	Three Months	Three Months	Six Months
	Ended	Ended	Ended
	March 31, 2004	June 30, 2004	June 30, 2004
NET SALES	$664.0	$805.4	$1,469.4
COST OF GOODS SOLD	438.4	530.1	968.5

Gross profit	225.6	275.3	500.9
OPERATING EXPENSES:
Selling, general and administrative expense	207.1	208.4	415.5
Goodwill impairment	208.0	—	208.0

(Loss) income from continuing operations	(189.5)	66.9	(122.6)
INTEREST EXPENSE, net	7.5	8.9	16.4
OTHER EXPENSE (INCOME)	0.3	(0.7)	(0.4)

(Loss) income from continuing operations before income taxes	(197.3)	58.7	(138.6)
(BENEFIT FROM) PROVISION FOR INCOME TAXES	(19.1)	22.3	3.2

(Loss) Income From Continuing Operations	(178.2)	36.4	(141.8)

DISCONTINUED OPERATIONS:
Loss on operations	(20.1)	(3.2)	(23.3)
Income tax benefit	3.7	1.0	4.7
Loss on disposal	—	(0.5)	(0.5)
Income tax benefit	—	0.2	0.2

Net (loss) income	$(194.6)	$33.9	$(160.7)

(LOSS) INCOME FROM CONTINUING OPERATIONS PER SHARE:
Basic	$(2.99)	$0.61	$(2.37)
Diluted	$(2.99)	$0.58	$(2.37)
DISCONTINUED OPERATIONS PER SHARE:
Basic	$(0.28)	$(0.04)	$(0.32)
Diluted	$(0.28)	$(0.04)	$(0.32)
NET (LOSS) INCOME PER SHARE:
Basic	$(3.27)	$0.56	$(2.69)
Diluted	$(3.27)	$0.54	$(2.69)
AVERAGE SHARES:
Basic	59.5	60.1	59.8
Diluted	59.5	62.4	59.8

LENNOX INTERNATIONAL INC. AND SUBSIDIARIES

SEGMENT REVENUES AND OPERATING PROFIT
For the Three Months Ended March 31 and June 30, 2004 and the Six Months Ended June 30, 2004
(In millions)

	For the	For the	For the
	Three Months	Three Months	Six Months
	Ended	Ended	Ended
	March 31, 2004	June 30, 2004	June 30, 2004
Net Sales
Residential	$324.3	$400.6	$724.9
Commercial	108.9	150.9	259.8

Heating and Cooling	433.2	551.5	984.7
Service Experts	138.9	167.6	306.5
Refrigeration	109.2	108.0	217.2
Eliminations	(17.3)	(21.7)	(39.0)

	$664.0	$805.4	$1,469.4

Segment Profit (Loss) (a)
Residential	$32.6	$55.1	$87.7
Commercial	1.4	16.7	18.1

Heating and Cooling	34.0	71.8	105.8
Service Experts	(7.7)	5.6	(2.1)
Refrigeration	9.8	10.2	20.0
Corporate and other	(16.4)	(21.1)	(37.5)
Eliminations	(1.2)	0.4	(0.8)

Segment Profit	18.5	66.9	85.4
Reconciliation to Income before Income Taxes:
Goodwill Impairment	208.0	—	208.0
Interest Expense, net	7.5	8.9	16.4
Other	0.3	(0.7)	(0.4)

	$(197.3)	$58.7	$(138.6)

(a)	Segment profit is based upon income from continuing operations included in the accompanying consolidated statements of operations excluding Goodwill Impairment.